EXHIBIT 10.3

REVOLVER LOAN AGREEMENT

Dated as of

May 12, 2011

between

STANFORD ENERGY, INC.,

a Texas corporation,

STANLEY M. MCCABE,

an individual,

STANLEY M. MCCABE,

as sole trustee of the McCabe Family Trust,

LLOYD T. ROCHFORD,

an individual

"BORROWERS "

AND

THE F&M BANK & TRUST COMPANY,

a state banking corporation

"BANK"

REVOLVER LOAN AGREEMENT

THIS REVOLVER LOAN AGREEMENT, dated effective as of May 12, 2011, is entered into between and among STANFORD ENERGY, INC., a Texas corporation ("Stanford"), STANLEY M. MCCABE, individually ("McCabe"), and as sole trustee of THE MCCABE FAMILY TRUST, as amended (the "Trust"), and LLOYD T. ROCHFORD, individually ("Rochford", and together with Stanford, McCabe, and the Trust, collectively, the "Borrowers" and each individually, a "Borrower"), and THE F&M BANK & TRUST COMPANY, a state banking corporation (the "Bank").

W I T N E S S E T H:

WHEREAS, the Borrowers have requested the Bank to establish a joint and several revolving line of credit facility in favor of the Borrowers in the maximum principal amount of TEN MILLION and NO/100 DOLLARS ($10,000,000.00) (the "Revolver Commitment") until the Revolver Final Maturity Date, to be evidenced by Borrowers' joint and several Promissory Note (Revolver Note) payable to the order of the Bank and dated as of even date herewith in the stated face principal amount of $10,000,000.00 (as renewed, extended, rearranged, substituted, replaced, amended or otherwise modified from time to time, collectively the "Revolver Note"); and

WHEREAS, the Bank is willing to establish the Revolver Commitment and make the Revolver Loan advances from time to time hereunder to the Borrowers in the maximum principal amount of $10,000,000.00, all upon the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, receipt of which is acknowledged by the parties hereto, the parties agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

When used herein, the following terms shall have the following meanings:

"Affiliate" shall mean any Person which, directly or indirectly, controls, or is controlled by, or is under common control with, another Person and any partner, officer or employee of any such Persons.  For purposes of this definition, "control" shall mean the power, directly or indirectly, to direct or in effect cause the direction of the management and policies of such Person whether by contract or otherwise.

"Agreement" shall mean this Revolver Loan Agreement, as amended, restated, supplemented or otherwise modified from time to time.

"Base Rate" means an annual rate of interest established from time to time by the Bank and announced from time to time by the Bank and/or published on its website as the "F&M Prime Rate."  The Base Rate may be adjusted throughout the term of the loan or loans governed or evidenced hereby, and any change in the Base Rate due to a change in such announced and/or published rate shall be effective on the day of the announced changed in such Base Rate.  Such rate shall not necessarily be the Bank's "best" or lowest rate and the Bank may make loans from time to time based or priced on other rates or indices.  Should the Base Rate become unavailable during the term of the Revolver Loan evidenced by the Revolver Note or should the Bank otherwise cease to publish or announce a prime rate, or should it be merged, consolidated, liquidated or dissolved in such a manner that it loses its separate corporate or banking identity then the Base Rate shall be a substitute index selected and designated by the Bank and concerning which the Borrowers are notified by the Bank.

"Business Day" shall mean a day other than a Saturday, Sunday or a day upon which banks in the State of Oklahoma are closed to business generally.

"Closing Date" shall mean the effective date of this Agreement.

"Default Rate” shall mean a per annum interest rate equal to the than applicable contract rate of interest plus five additional percentage points per annum (5.0%).

"ERISA" shall mean the Federal Employee Retirement Income Security Act of 1974, as amended, together with all regulations and rulings promulgated with respect thereto.

"Event of Default" shall mean any of the events specified in Section 6.1 of this Agreement, and "Default" shall mean any event, which together with any lapse of time or giving of any notice, or both, would constitute an Event of Default.

"GAAP" shall mean generally accepted accounting principles applied on a consistent basis in all material respects to those applied in the preceding period.  Unless otherwise indicated herein, all accounting terms will be defined according to GAAP.

"hereby", "herein", "hereof", "hereunder" and similar such terms shall mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears.

"Highest Lawful Rate" shall mean, with respect to the Bank, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Revolver Note or on any other Indebtedness under laws applicable to the Bank which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

"Indebtedness" shall mean and include any and all: (i) indebtedness, obligations and liabilities of the Borrowers to the Bank incurred or which may be incurred or purportedly incurred hereafter pursuant to the terms of this Agreement, or any of the other Loan Documents, and any replacements, amendments, extensions, renewals, substitutions, amendments and increases in amount thereof, including such amounts as may be evidenced by the Revolver Note, and all lawful interest, late charges, service fees, commitment fees, fees in lieu of balances, letter of credit fees and other charges, and all reasonable costs and expenses incurred in connection with the preparation, filing and recording of the Loan Documents, including attorneys fees and legal expenses; (ii) any and all derivative products obligations, direct, contingent or otherwise, whether now existing or hereafter arising, of the Borrowers to the Bank; (iii) all reasonable costs and expenses paid or incurred by the Bank, including attorneys fees, in enforcing or attempting to enforce collection of any Indebtedness and in enforcing or realizing upon or attempting to enforce or realize upon any collateral or security for any Indebtedness, including interest on all sums so expended by the Bank accruing from the date upon which such expenditures are made until paid, at an annual rate equal to the Default Rate; (iv) all sums expended by the Bank in curing any Event of Default or Default of the Borrowers under the terms of this Agreement the other Loan Documents or any other writing evidencing or securing the payment of the Revolver Note together with interest on all sums so expended by the Bank accruing from the date upon which such expenditures are made until paid, at an annual rate equal to the Default Rate and (v) any overdraft, return items or other similar or comparable ACH (automated clearing house) obligations now or hereafter owing by Borrowers to the Bank.

"Laws" shall mean all statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of the United States, any state or commonwealth, any municipality, any foreign country, any territory or possession, or any Tribunal.

"Letters of Credit" shall mean any and all letters of credit issued by Bank pursuant to the request of Borrowers in accordance with the provisions of Sections 2.1 and 2.6 hereof which at any time remain outstanding and subject to draw by the beneficiary, whether in whole or in part.

"Letter of Credit Exposure" means, at any date, the sum of (a) the aggregate face amount of all drafts that may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding, plus (b) the aggregate face amount of all drafts that the Letter of Credit Issuer has previously accepted under Letters of Credit but has not paid or reflected as advances against the Revolver Note.

"Letter of Credit Issuer" means, for any Letter of Credit, Bank, or in the event Bank does not for any reason issue a requested Letter of Credit, an Affiliate thereof or another financial institution designated by Bank to issue such Letter of Credit.

"Lien" shall mean any mortgage, pledge, security interest, assignment, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction).

"Loan Documents" shall mean this Agreement, the Revolver Note, and all other documents, instruments and certificates executed and delivered to the Bank by any Borrower pursuant to the terms of this Agreement.

"Material Adverse Change" shall mean any material and adverse change to (i) the assets, financial condition, business condition, operations or properties of any Borrower, and any future Subsidiaries thereof taken as a whole different from the facts represented or warranted herein or any of the other Loan Documents, (ii) the ability of any Borrowers to meet its obligations and its other material obligations under the Loan Documents on a timely basis, or (iii) the enforceability of the material terms of any of the Loan Documents.

"Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, and a government or any department, agency or political subdivision thereof.

"Revolver Commitment" shall mean the Bank's obligation to make the Revolver Loan pursuant to the terms, provisions and conditions of this Agreement.

"Revolver Commitment Amount" shall be $10,000,000.00 or such other amount agreed to in writing by the Bank and the Borrowers hereafter from time to time.

"Revolver Final Maturity Date" shall mean May 10, 2012, unless otherwise extended or renewed in writing by the mutual agreement of the Borrowers and the Bank.

"Revolver Loan" shall have the meaning ascribed to it in Section 2.1 of this Agreement.

"Revolver Note" shall have the meaning ascribed thereto in the Preamble of this Agreement, as more fully described and defined in Section 2.2 of this Agreement, together with each and every extension, renewal, modification, replacement, substitution, rearrangement, consolidation and change in form of any thereof which may be from time to time and for any term or terms effected.

"Subsidiaries" means, with respect to Stanford at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of Stanford in Stanford's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by Stanford, or (b) that is, as of such date, otherwise controlled, by Stanford or one or more subsidiaries of Stanford.

"Taxes" shall mean all taxes, assessments, fees, or other charges or levies from time to time or at any time imposed by any Laws or by any Tribunal.

"Tribunal" shall mean any municipal, state, commonwealth, Federal, foreign, territorial or other sovereign, governmental entity, governmental department, court, commission, board, bureau, agency or instrumentality.

Accounting Terms and Determinations.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Bank hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the financial statements of the Borrowers herein.

ARTICLE II

LOANS

2.1

Revolver Commitment.  Bank agrees, upon the terms and subject to the conditions hereinafter set forth, to make revolving loan advances (the "Revolver Loan") to Borrowers from the Closing Date until the Revolver Final Maturity Date, or until such later date as Bank shall have extended its Revolver Commitment in writing unless the Revolver Commitment shall be sooner terminated pursuant to the provisions of this Agreement, in such amounts as may from time to time be requested by Borrowers for the following purposes and any other purposes agreed to by Bank in writing after the date hereof:  (i) for acquisition of oil and gas properties, (ii) for oil and gas drilling expenses, (iii) for general working capital purposes, and (iv) standby letters of credit.  Notwithstanding the face principal amount of the Revolver Note from time to time, in no event shall the aggregate unpaid principal amount of the Revolver Loan advanced, outstanding and unpaid at any time under the Revolver Note plus the amount of any requested Revolver Loan advance plus the amount of Letter of Credit Exposure at any time exceed the Revolver Commitment Amount.

2.2

Revolver Note.  On the Closing Date, the Borrowers shall execute and deliver to the order of the Bank their joint and several promissory note instrument in the stated face principal amount of $10,000,000.00 (the "Revolver Note").  The Revolver Note shall be dated as of the Closing Date and shall bear interest on unpaid balances of principal from time to time outstanding at a variable annual rate equal from day to day to the Base Rate plus 75 basis points (0.75%), but in no event less than a per annum contract rate of interest of 4.0% or more than the Highest Lawful Rate.  The Revolver Note shall be payable in quarterly installments of interest only, due on the last day of each calendar quarter, commencing June 30, 2011, plus a final payment of all unpaid principal and all accrued but unpaid interest due and payable at the Revolver Final Maturity Date.  After maturity (whether by acceleration or otherwise), the Revolver Note shall bear interest at a per annum rate equal from day to day to the Default Rate and payable on demand.  Interest shall be calculated on the basis of a year of 360 days, but assessed for the actual number of days elapsed in each accrual period.  Notwithstanding the stated face principal amount of the Revolver Note from time to time, in no event shall the Borrowers request nor shall the Bank be obligated to make any Revolver Loan advance that causes or results in the aggregate outstanding principal amount of the Revolver Note plus Letter of Credit Exposure to exceed the Revolver Commitment Amount.

All payments and prepayments shall be made in lawful money of the United States of America in immediately available funds.  Any payments or prepayments on the Revolver Note received by the Bank after 2:00 o’clock p.m. (applicable current time in Tulsa, Oklahoma) shall be deemed to have been made on the next succeeding Business Day.  Any voluntary prepayment may be without any penalty or premium and shall be applied first to accrued but unpaid interest then to the next succeeding installment(s) of principal.  All outstanding principal of and accrued interest on the Revolver Note not previously paid hereunder shall be due and payable at the Revolver Final Maturity Date, unless such maturity shall be extended by the Bank in writing or accelerated pursuant to the terms hereof.

2.3

Non-Usage Commitment Fee.  From the Closing Date to the date the Revolver Commitment expires or is otherwise terminated, the Borrowers shall pay to the Bank quarterly in arrears in immediately available funds (U.S. Dollars) a fully earned and non-refundable Revolver Commitment non-usage fee equal to twenty basis points (0.20%) per annum of the actual daily unused portion of the Revolver Commitment Amount (computed on the basis of a calendar year of 360 days but assessed for the actual number of days elapsed during each quarterly accrual period) calculated on the average amount thereof in excess of the outstanding principal balance of the Note plus the Letter of Credit Exposure during such calendar quarter.  Such Revolver Commitment non-usage fee shall be payable quarterly, commencing with the calendar quarter ending June 30, 2011 (calculated from the Closing Date), and payable within ten (10) days following Borrower's receipt of a written invoice therefor reasonably detailing the Bank's calculation thereof.

2.4

Loan Facility Fee.  Borrowers shall pay to the Bank on the date hereof a fully earned and non-refundable 20 basis points (0.20%) loan facility commitment fee on the $10,000,000.00 Revolver Commitment Amount (i.e., $20,000).  If and to the extent the Revolver Commitment Amount is subsequently increased, the amount(s) in excess thereof shall be subject to the payment of a concurrent loan facility fee equal to 20 basis points (0.20%) of the excess amount(s) at each closing of such increase(s).

2.5

Payment of Fees.  All fees payable under Sections 2.3 and 2.4 above shall be paid on the scheduled dates due, in immediately available funds, US Dollars, to the Bank and shall fully earned and non refundable under any circumstances.

2.6

Letters of Credit.  Upon any Borrower's application from time to time by use of the Bank's standard form Letter of Credit Application Agreement and subject to the terms and provisions therein and herein set forth, the Bank agrees to issue standby letters of credit on behalf of the Borrowers under the Revolver Commitment, provided that (i) no letters of credit will be issued on behalf of or on the account of the Borrowers with an expiry (expiration) date later than the Revolver Final Maturity Date, except only for letters of credit with one year maturities that contain automatic renewal language approved by the Bank and a letter of credit in favor of the Railroad Commission of Texas with an expiration date of August 1, 2012, and (ii) no letter of credit will be issued on behalf of or for the account of the Borrowers if at the time of issuance the sum of the outstanding amount of all Revolver Loans under the Revolver Commitment as evidenced by the Revolver Note plus the unfunded amount of issued but unexpired Letters of Credit together with the face amount of the requested Letter of Credit would exceed the then applicable Revolver Commitment Amount.  If any letter of credit is drawn upon at any time, each amount drawn, whether a full or partial draw thereon, shall be reflected by the Bank as an advance on the Revolver Note effective as of the date of the Bank's honoring the sight draft.  If any letter of credit or letters of credit remain outstanding on the Revolver Final Maturity Date, the Bank, at its option, may make a Revolver Loan advance under the Revolver Commitment in an amount equal to the aggregate face amount of such letter(s) of credit to purchase a certificate of deposit to be held by the Bank as additional security for the Indebtedness.  In consideration of the Bank's agreement to issue standby letters of credit hereunder, the Borrowers agree to pay to the Bank letter of credit issuance fees equal to the greater of (i) two hundred basis points (2.00%) per annum on the face amount of each letter of credit or (ii) $500.00 per each such Letter of Credit, together with the Bank's standard letter of credit processing/renewal/amendment fees, which such fee shall be due and payable at the time of issuance of each applicable letter of credit.

ARTICLE III

CONDITIONS PRECEDENT TO LOANS

3.1

Conditions Precedent to Revolver Loan.  The obligation of the Bank to make the Revolver Loan is subject to the satisfaction of all of the following conditions on or prior to the Closing Date (in addition to the other terms and conditions set forth herein):

(a)

No Default.  There shall exist no Default or Event of Default on the Closing Date.

(b)

Representations and Warranties.  The representations, warranties and covenants set forth in Articles IV and V shall be true and correct on and as of the Closing Date, with the same effect as though made on and as of the Closing Date.

(c)

Certificates.  Stanford shall have delivered to the Bank a Certificate, dated as of the Closing Date, and signed by the President and Secretary of Stanford certifying (i) to the matters covered by the conditions specified in subsections (a) and (b) of this Section 5.1, (ii) that Stanford has performed and complied with all agreements and conditions required to be performed or complied with by Stanford prior to or on the Closing Date, (iii) to the name and signature of the President and any other officer of the Borrowers authorized to execute and deliver the Loan Documents and any other documents, certificates or writings and to borrow under this Agreement, and (iv) to such other matters in connection with this Agreement which the Bank shall determine to be advisable.  McCabe, as trustee of the Trust, shall have delivered to the Bank a trustee certificate in form, scope, and substance acceptable to the Bank.  The Bank may conclusively rely on such Certificates until it receives notice in writing to the contrary.

(d)

Proceedings.  On or before the Closing Date, all corporate proceedings of Stanford shall be taken in connection with the transactions contemplated by the Loan Documents and shall be satisfactory in form and substance to the Bank and its counsel; and the Bank shall have received certified copies, in form and substance satisfactory to the Bank and its counsel, of the Certificate of Formation and Bylaws of Stanford and the resolutions of the directors of Stanford, as adopted, authorizing the execution and delivery of the Loan Documents and the borrowings under this Agreement.

(e)

Loan Documents.  The Borrowers shall have delivered to the Bank the Revolver Loan Agreement and the other Loan Documents including the Revolver Note, appropriately executed by all parties, witnessed and acknowledged to the satisfaction of the Bank and dated as of the Closing Date.

(f)

Payment of Loan Facility Fee.  Borrowers shall have paid the loan facility fee detailed in Section 2.4.

(g)

Other Information.  The Bank shall have received such other information, documents and assurances as shall be reasonably requested by the Bank including, without limitation, certificates (including a current good standing certificate issued by the Texas Secretary of State as to Stanford's status in Texas), resolutions, documents and assurances as Bank shall reasonably request.

ARTICLE IV

COVENANTS

The Borrowers covenant and agree with the Bank that from the date hereof and so long as this Agreement is in effect (by extension, amendment or otherwise) and until payment in full of all Indebtedness and the performance of all other obligations of the Borrowers under this Agreement, unless the Bank shall otherwise consent in writing, which consent will not be unreasonably withheld, conditioned or delayed:

4.1

Payment of Taxes and Claims. Each Borrower will pay and discharge or cause to be paid and discharged all Taxes imposed upon the income or profits of such Borrower or upon the property, real, personal or mixed, or upon any part thereof, belonging to such Borrower before the same shall be in default, and all lawful claims for labor, rentals, materials and supplies which, if unpaid, might become a Lien upon its property or any part thereof; provided however, that no Borrower shall be required to pay and discharge or cause to be paid or discharged any such Tax, assessment or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and adequate book reserves shall be established with respect thereto, and such Borrower shall pay such Tax, charge or claim before any property subject thereto shall become subject to execution.

4.2

Maintenance of Legal Existence.  Stanford will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and will continue to conduct and operate its business substantially as being conducted and operated presently.  Stanford will become and remain qualified to conduct business in each jurisdiction where the nature of the business or ownership of property by Stanford may require such qualification.

4.3

Preservation of Property.  Borrowers will at all times maintain, preserve and protect all franchises and trade names and keep all the remainder of their properties which are used or useful in the conduct of their businesses whether owned in fee or otherwise, or leased, in good repair and operating condition; from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly conducted at all times; and comply with all material leases to which it is a party or under which it occupies property so as to prevent any material loss or forfeiture thereunder.

4.4

Insurance.  To the extent customary in the oil and gas industry for similarly situated leasehold owners and producers, Stanford will keep or cause to be kept, adequately insured by financially sound and reputable insurers Stanford's property of a character usually insured by businesses engaged in the same or similar businesses.  Stanford shall at all times maintain or, where applicable, cause the operators of its oil and gas properties to maintain adequate insurance, by financially sound and reputable insurers, including without limitation, the following coverages: (i) insurance against damage to persons and property, including comprehensive general liability, worker's compensation and automobile liability, and (ii) insurance against sudden and accidental environmental and pollution hazards and accidents.

4.5

Compliance with Applicable Laws.  The Borrowers will comply with the material requirements of all applicable Laws (including with limitation, Occupational Safety and Health Administration (OSHA) provisions, rules, regulations and orders of any Tribunal and obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of their properties or to the conduct of their business.

4.6

Financial Statements and Reports.

(a)

Annual Financial Statements.  Within ninety (90) days of the end of the calendar year, Stanford shall furnish to the Bank the following internally and consistently prepared (in conformity with prior such annual reports) consolidated financial statements:

(i)

A consolidated balance sheet of Stanford at the end of such period, and

(ii)

A consolidated statement of income of Stanford for such period with year-to-date earnings,

setting forth in each case in comparative form the figures for the previous fiscal year, if applicable, all in reasonable detail.  The report of the preparer of the reports (the president or chief financial officer of Stanford) shall constitute and be deemed a certification that he/she has obtained no knowledge of any Event of Default or Default as defined herein, or, if any Event of Default or Default existed or exists, specifying the nature and period of existence thereof and that Stanford is in compliance with all covenants, warranties, and representations set forth herein.

(b)

Personal Financial Statements.  Within ninety (90) days of the end of the calendar year, each of McCabe, the Trust, and Rochford shall provide the Bank with personal financial statements in form, scope and substance acceptable to the Bank.

(c)

Tax Returns.  Each Borrower shall, as soon as practicable and in any event within twenty (20) days after the same become available, submit a signed copy of its federal and state income tax returns for each year, commencing for the year ended December 31, 2010.

(d)

Liquidity Statements.  Semiannually, commencing on June 30, 2010, the Borrowers shall submit brokerage and/or bank statements demonstrating compliance with Section 4.26.

4.7

Notice of Default.  Immediately upon any Borrower becoming aware of any condition or event which constitutes an Event of Default or Default or any default or event of default under any other loan, mortgage, financing or security agreement, such Borrower will give the Bank a written notice thereof specifying the nature and period of existence thereof and what actions, if any, such Borrower is taking and proposes to take with respect thereto.

4.8

Notice of Litigation.  Immediately upon becoming aware of the existence of any action, suit or proceeding at law or in equity before any Tribunal, an adverse outcome in which would (i) materially impair the ability of any of the Borrowers to carry on its business substantially as now conducted, (ii) materially and adversely affect the condition (financial or otherwise) of any Borrower, or (iii) result in monetary damages in excess of $100,000, such Borrower will give the Bank a written notice specifying the nature thereof and what actions, if any, the Borrower is taking and proposes to take with respect thereto.

4.9

Notice of Claimed Default.  Immediately upon becoming aware that the holder of any note or any evidence of indebtedness or other security of any Borrower has given notice or taken any action with respect to a claimed default or event of default thereunder, if the amount of the note or indebtedness exceeds $50,000 such Borrower will give the Bank a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or event of default thereunder and what actions, if any, such Borrower is taking and proposes to take with respect thereto.

4.10

Change of Management/Business Purpose.  Within five (5) days after any change in officers, directors or management of Stanford or the change of a trustee of the Trust, Stanford or the new trustee shall give written notice thereof to the Bank, together with a description of the reasons for the change and a reasonably detailed succession plan for the Bank's review.

4.11

Requested Information.  With reasonable promptness, the Borrowers will give the Bank such other data and information relating to the Borrowers as from time to time may be reasonably requested by the Bank.

4.12

Inspection.  The Borrowers will keep complete and accurate books and records with respect to their properties, businesses and operations and upon reasonable advance notice will permit employees and representatives of the Bank to review, audit, inspect and examine the same and to make copies thereof and extracts therefrom during normal business hours.

4.13

Maintenance of Employee Benefit Plans.  Stanford will maintain each employee benefit plan as to which it may have any liability or responsibility in compliance with ERISA and all other Laws applicable thereto.

4.14

Disposition/Negative Pledge or Encumbrance of Assets.  Stanford will not dispose of any of its assets other than in the normal and prudent course of its business operations.

4.15

Limitation on Other Indebtedness.  Except for the items listed on Exhibit "A" under "Other Obligations," Stanford will not create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any indebtedness whether evidenced by a note, bond, debenture, agreement, letter of credit or similar or other obligation, or accept any deposits or advances of any kind, except: (i) trade payables and current indebtedness (other than for borrowed money) incurred in, and deposits and advances accepted in, the ordinary course of business; (ii) indebtedness other than to the Bank hereunder not exceeding $250,000 outstanding at any time;  (iii) contingent liabilities arising from the operations of the Borrowers in the ordinary course of business such as plugging liabilities and similar operational matters customary for operators in the oil and gas industry; (iv) the Indebtedness; and (v) additional indebtedness arising from fixed asset purchases not in excess of $100,000 outstanding in the aggregate at any time.

4.16

Limitation on Liens.  Stanford will not create or suffer to exist any Lien upon any of its property or assets, except (i) Liens (including statutory tax liens to the extent not delinquent) arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings and not involving any deposits, advances, borrowed money or the deferred purchase price of property or services; (iii) Liens securing any of the indebtedness and obligations described in Section 4.15(ii).

4.17

Contingent Liabilities; Advances, Investments, Fixed Asset Purchases.  Except only for the items described on Exhibit "A" attached hereto, Stanford will not either directly or indirectly otherwise, (i) make investments in one or more Subsidiaries or other investments not constituting a core part of Stanford's business plan at the Closing Date, guarantee, become surety for, discount, endorse, agree (contingently or otherwise) to purchase, repurchase or otherwise acquire or supply or advance funds in respect of, or otherwise become or be contingently liable upon the indebtedness, obligation or liability of any Person, (ii) guarantee the payment of any dividends or other distributions upon the stock of any corporation, (iii) discount or sell with recourse or for less than the face value thereof, any of its notes receivable, accounts receivable or chattel paper; (iv) loan, agree to loan, or advance money to any Person or make any other loans, advances or investments in excess of an aggregate amount outstanding at any one time of $50,000.00; or (v) enter into any agreement for the purchase or other acquisition of any goods, products, materials or supplies, or for the making of any shipments or for the payment of services, if in any such case payment therefor is to be made regardless of the non-delivery of such goods, products, materials or supplies or the non-furnishing of the transportation or services; provided, however that the foregoing shall not be applicable to endorsement of negotiable instruments presented to or deposited with a bank for collection or deposit in the ordinary course of business.

4.18

Merger, Consolidation, Acquisition, Etc.  Stanford will not merge or consolidate with or into any other Person; or permit any Person to merge into Stanford; or acquire all or substantially all of the assets or properties or capital stock of any other Person if not constituting a core part of Stanford's business plan at the Closing Date; or adopt or effect any plan of reorganization, recapitalization, liquidation or dissolution; provided, however, Stanford may enter into letters of intent pertaining to any merger, consolidation or acquisition prohibited by the foregoing subject to obtaining the Bank's written consent (which consent shall not be unreasonably withheld, conditioned or delayed) thereto prior to consummation of the transactions contemplated by such letter(s) of intent.

4.19

Distributions/Dividends.  Stanford will not declare, pay or become obligated to declare or pay any capital, cash or other distributions or dividends on any class of its capital stock now or hereafter outstanding, make any distribution of capital, cash or property to holders of any shares of Stanford or shares of such stock, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of any class of its capital stock now or hereafter outstanding except only for (i) distributions to Stanford's shareholders for pass through tax liabilities thereof for tax years ending December 31, 2010, and thereafter, and only for so long as Stanford is a sub chapter S corporation and then only to the extent no Default or Event of Default remains uncured or will result from or be caused by such permitted tax distribution and (ii) any other distributions unless a Default or Event of Default (x) remains uncured or (y) would result therefrom or be caused thereby.

4.20

Change of Fiscal Year.  Stanford will not change its fiscal year from its present fiscal year (fiscal year ending December 31).

4.21

Change of Business.  Stanford will not engage in any business activity substantially different from or unrelated to present business activities and operations.

4.22

Certificate of Incorporation; Bylaws and Assumed Names.  Stanford will not amend, alter, modify or restate its Certificate of Formation or Bylaws in any way which would: (i) change the name or adopt a trade name for the Borrower; or (ii) in any manner adversely affect the rights of the Bank or Stanford's obligations or covenants to the Bank hereunder.

4.23

Transactions with Affiliates.  Stanford will not enter into any transaction, including (without limitation) the purchase, sale or exchange of property or the rendering or furnishing of any service with any Affiliate of Stanford, except transactions in the ordinary course of the businesses of Stanford and upon fair and reasonable terms no less favorable than Stanford would obtain in a transaction for the same purpose with a Person that is not an Affiliate of the Stanford.

4.24

Other Agreements.  The Borrowers will not enter into or permit to exist any agreement which: (i) would cause an Event of Default or a Default hereunder; or (ii) contains any provision which would be violated or breached by the performance of the Borrowers' obligations hereunder or under any of the other Loan Documents.

4.25

Payment of Indebtedness.  The Borrowers hereby agree to pay, when due and owing, all Indebtedness, whether or not evidenced by the Revolver Note.

4.26

Minimum Liquidity.  Borrowers shall maintain an aggregate of at least $10,000,000.00 of unencumbered liquidity (cash and cash equivalents) at all times.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

To induce the Bank to enter into this Agreement and to make the Revolver Loan to the Borrowers under the provisions hereof, and in consideration thereof, the Borrowers represent, warrant and covenant as follows:

5.1

Organization and Qualification.  Stanford is duly organized, validly existing, and in good standing as a corporation under the Laws of Texas, and is duly licensed and in good standing as a foreign corporation in each jurisdiction in which the nature of the business transacted or the property owned is such as to require licensing or qualification as such.

5.2

Litigation.  Except for the actions described on Exhibit "B" attached hereto, if any, to the best of each Borrower's knowledge, there is no action, suit, investigation or proceeding threatened or pending before any Tribunal against or affecting the Borrowers or any properties or rights of the Borrowers which, if adversely determined, would result in a liability of greater than $100,000 or would otherwise result in any material adverse change in the business or condition, financial or otherwise, of any Borrower.  The Borrowers are not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any Tribunal.

5.3

Financial Statements.  Each Borrower's most recent financial statements which have been furnished to the Bank have been prepared in conformity with sound accounting principles, consistently applied, show all material liabilities, direct and contingent, and fairly present the consolidated financial condition of such Borrower as of the date of such statements and the results of its operations for the period then ended, and since the date of such statements there has been no material adverse change in the business, financial condition or operations of such Borrower.

5.4

Conflicting Agreements and Other Matters.  To the best of each Borrower's knowledge, no Borrower is in default in the performance of any obligation, covenant, or condition in any material agreement to which it is a party or by which it is bound.  No Borrower is a party to any contract or agreement or subject to any other restriction which materially and adversely affects its business, property or assets, or financial condition.  No Borrower is a party to or otherwise subject to any contract or agreement which restricts or otherwise affects the right or ability of such Borrower to execute the Loan Documents or the performance of any of their respective terms.  Neither the execution nor delivery of any of the Loan Documents, nor fulfillment of nor compliance with their respective terms and provisions will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Borrowers pursuant to, or require any consent, approval or other action by or any notice to or filing with any Tribunal (other than routine filings after the Closing Date with the Securities and Exchange Commission, any securities exchange and/or state blue sky authorities) pursuant to the Certificate of Formation or Bylaws of Stanford, any award of any arbitrator, or any agreement, instrument or Law to which any Borrower is subject.

5.5

Authorization.  The directors of Stanford and the trustee of the Trust have duly authorized the execution and delivery of each of the Loan Documents and the performance of their respective terms.  No other consent of any other Person, except for the Bank, is required as a prerequisite to the validity and enforceability of the Loan Documents.

5.6

Purposes.  No Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any borrowing hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.  If requested by the Bank, the Borrowers will furnish to the Bank a statement in conformity with the requirements of Federal Reserve Form U-1, referred to in Regulation U, to the foregoing effect.  Neither the Borrowers nor any agent acting on behalf thereof has taken or will take any action which might cause this Agreement or the Note to violate any regulation of the Board of Governors of the Federal Reserve System (including Regulations G, T, U and X) or to violate any securities laws, state or federal, in each case as in effect now or as the same may hereafter be in effect.

5.7

Compliance with Applicable Laws.  To the best of its knowledge, each Borrower is in compliance with all Laws, ordinances, rules, regulations and other legal requirements applicable to it and the business conducted by it, the violation of which could or would have a material adverse effect on its business or condition, financial or otherwise.  Neither the ownership of any shares of Stanford, nor any continued role of any Person in the management or other affairs of Stanford (i) will result or could result in any Borrower's noncompliance with any Laws, ordinances, rules, regulations and other legal requirements applicable to the Borrowers, or (ii) could or would have a material adverse effect on the business or condition, financial or otherwise, of any Borrower.

5.8

Possession of Franchises, Licenses.  The Borrowers possess all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, free from burdensome restrictions, that are necessary in any material respect for the ownership, maintenance and operation of their properties and assets, and no Borrower is in violation of any thereof in any material respect.

5.9

Leases, Easements and Rights of Way.  Each Borrower enjoys peaceful and undisturbed possession of all leases, easements and rights of way necessary in any material respect for the operation of its properties and assets, none of which contains any unusual or burdensome provisions that might materially affect or impair the operation of such properties and assets.  All such leases, easements and rights of way are valid and subsisting and are in full force and effect.

5.10

Taxes.  Each Borrower has filed all Federal, state and other income tax returns which are required to be filed and have paid all Taxes, as shown on said returns, and all Taxes due or payable without returns and all assessments received to the extent that such Taxes or assessments have become due.  All Tax liabilities of the Borrowers are adequately provided for on the books of the Borrowers, including interest and penalties.  No income tax liability of a material nature has been asserted by taxing authorities for Taxes in excess of those already paid.

5.11

Disclosure.  Neither this Agreement nor any other Loan Document or writing furnished to Bank by or on behalf of Borrowers in connection herewith contains any untrue statement of a material fact nor do such Loan Documents and writings, taken as a whole, omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.  There is no fact known to Borrowers and not reflected in the financial statements provided to Bank which materially adversely affects their assets or in the future may materially adversely affect the business, property, assets or financial condition of Borrowers which has not been set forth in this Agreement, in the Loan Documents or in other documents furnished to Bank by or on behalf of Borrowers prior to the date hereof in connection with the transactions contemplated hereby.

5.12

Investment Company Act Representation.  No Borrower is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

5.13

ERISA.  Since the effective date of Title IV of ERISA, no Reportable Event has occurred with respect to any Plan.  For the purposes of this section the term "Reportable Event" shall mean an event described in Section 4043(b) of ERISA.  For the purposes hereof the term "Plan" shall mean any plan subject to Title IV of ERISA and maintained for employees of any Borrower, or of any member of a controlled group of corporations, as the term "controlled group of corporations" is defined in Section 1563 of the Internal Revenue Code of 1986, as amended (the "Code"), of which any Borrower is a part.  Each Plan established or maintained by the Borrowers are in material compliance with the applicable provisions of ERISA, and the Borrowers have filed all reports required by ERISA and the Code to be filed with respect to each Plan.  The Borrowers have met all requirements with respect to funding Plans imposed by ERISA or the Code.  Since the effective date of Title IV of ERISA there have not been any nor are there now existing any events or conditions that would permit any Plan to be terminated under circumstances which would cause the lien provided under Section 4068 of ERISA to attach to the assets of any Borrower.  The value of each Plan's benefits guaranteed under Title IV of ERISA on the date hereof does not exceed the value of such Plan's assets allocable to such benefits on the date hereof.

5.14

Fiscal Year.  The fiscal year of the Borrowers ends as of December 31 of each year.

5.15

Title to Properties; Authority.  Borrowers have full power, authority and legal right to own and operate the properties which they now own and operate, and to carry on the lines of business in which they are now engaged.  Borrowers has full power, authority and legal right to execute and deliver and to perform and observe the provisions of this Agreement and the other Loan Documents.

5.16

Oil and Gas Contracts.  All contracts, agreements and leases related to any of the oil and gas mining, mineral or leasehold properties and all contracts, agreements, instruments and leases to which any Borrower is a party, to the best of each Borrower's knowledge, are valid and effective in accordance with their respective terms, and all agreements included in the oil and gas mining, mineral or leasehold properties in the nature of oil and/or gas purchase agreements, and oil and/or gas sale agreements are in full force and effect and, to the best of each Borrower's knowledge, are valid and legally binding obligations of the parties thereto and all payments due thereunder have been made, except for those suspended for reasonable cause in the ordinary course of business; and, there is not under any such contract, agreement or lease any existing default known or that should be known to any Borrower by any party thereto or any event which, with notice or lapse of time, or both, would constitute such default, other than minor defaults which, in the aggregate, would result in losses or damages of more than $100,000 to the Borrowers.

5.17

Natural Gas Policy Act and Natural Gas Act Compliance.  To the best of each Borrower's knowledge, all material filings and approvals under the Natural Gas Policy Act of 1978, as amended, and the Natural Gas Act, as amended, or with the Federal Energy Regulatory Commission (the "FERC") or required under any rules or regulations adopted by the FERC which are necessary for the operation of the Borrowers' businesses in the manner in which they are presently being operated have been made and the terms of the agreements and contractual rights included in the Borrowers' businesses do not conflict with or contravene any such Law, rule or regulation.

ARTICLE VI

EVENTS OF DEFAULT

6.1

Events of Default.   The occurrence of any one or more of the following events shall constitute an Event of Default hereunder (whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of Law or otherwise):

(a)

Borrowers shall fail to make any quarterly or other scheduled payment on the Revolver Note when due, or fail to pay the Revolver Note after the same shall become due and payable (whether by extension, renewal, acceleration, maturity or otherwise); or

(b)

Any representation or warranty of the Borrowers made herein or in any writing furnished in connection with or pursuant to any of the Loan Documents shall have been false or misleading in any material respect on the date when made and continues to have a material adverse effect on the Borrowers or their financial capacity or business operations; or

(c)

Any Borrower shall fail to duly observe, perform or comply with any covenant, agreement or term (other than payment provisions which are governed by Section 6.1(a) hereof) contained in this Agreement or any of the Loan Documents and such default or breach shall have not been cured or remedied within the earlier of thirty (30) days after such Borrower shall know (or should have known) of its occurrence or thirty (30) days following receipt of notice thereof from the Bank; provided, however, in the event it takes longer than thirty (30) days to diligently cure the default, the Bank shall give such Borrower a reasonable amount of additional time to cure said defect so long as such Borrower is using good faith efforts to cure said defect but in no event shall the Bank be obligated to provide more than ninety (90)  days in the aggregate for such cure; or

(d)

Any Borrower shall default in the payment of principal or of interest on any other obligation for money borrowed or received as an advance (or any obligation under any conditional sale or other title retention agreement, or any obligation issued or assumed as full or partial payment for property whether or not secured by purchase money Lien, or any obligation under notes payable or drafts accepted representing extensions of credit) in excess of $50,000 beyond any grace period provided with respect thereto, or shall default in the performance of any other agreement, term or condition contained in any agreement under which such obligation is created (or if any other default under any such agreement shall occur and be continuing beyond any period of grace provided with respect thereto) if the effect of such default is to cause the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to accelerate the due date of such obligation prior to its scheduled date of maturity; or

(e)

Any of the following:  (i) any Borrower shall become insolvent or unable to pay its or his debts as they mature, make an assignment for the benefit of creditors or admit in writing its or his inability to pay its or his debts generally as they become due or fail generally to pay its or his debts as they mature; or (ii) an order, judgment or decree is entered adjudicating any Borrower bankrupt or insolvent and such order is not dismissed within thirty (30) days; or (iii) any Borrower shall petition or apply to any Tribunal for the appointment of a trustee, receiver, custodian or liquidator of any Borrower or of any substantial part of the assets of the Borrower, or shall commence any proceedings relating to the Borrower under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debts, dissolution, or liquidation Law of any jurisdiction, whether now or hereafter in effect; or (iv) any such petition or application shall be filed, or any such proceedings shall be commenced, of a type described in subsection (iii) above, against any Borrower and such Borrower by any act shall indicate its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree shall be entered appointing any such trustee, receiver, custodian or liquidator, or approving the petition in any such proceedings, and such order, judgment or decree shall remain unstayed and in effect, if being vigorously contested, for more than sixty (60) days; or (v) any order, judgment or decree shall be entered in any proceedings against any Borrower decreeing the dissolution of such Borrower and such order, judgment or decree shall remain unstayed and in effect for more than thirty (30) days; or (vi) any order, judgment or decree shall be entered in any proceedings against any Borrower decreeing a split-up of such Borrower which requires the divestiture of a substantial part of the assets of such Borrower, and such order, judgment or decree shall remain unstayed and in effect for more than thirty (30) days; or (vii) any Borrower shall fail to make timely payment or deposit of any amount of tax required to be withheld by such Borrower and paid to or deposited to or to the credit of the United States of America pursuant to the provisions of the Internal Revenue Code of 1986, as amended, in respect of any and all wages and salaries paid to employees of such Borrower; or

(f)

Any final judgment on the merits for the payment of money in an amount in excess of $100,000 shall be outstanding against any Borrower, and such judgment shall remain unstayed and in effect and unpaid for more than thirty (30) days; or

(g)

Any Reportable Event described in Section 5.13 hereof which the Bank determines in good faith might constitute grounds for the termination of a Plan therein described or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to the Bank by any Borrower, or any such Plan shall be terminated, or a trustee shall be appointed by a United States District Court to administer any such Plan or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any such Plan or to appoint a trustee to administer any such Plan; or

(h)

Any default or event of default occurs under any of the other Loan Documents, or any default or event of default occurs under any other agreement between any Borrower and the Bank; or

(i)

a Material Adverse Change shall occur and not be remedied within ten (10) days of its occurrence or Borrowers' receipt of notification thereof from the Bank.

6.2

Remedies.  Upon the occurrence of any Event of Default referred to in Section 6.1(e) the Revolver Commitment shall immediately terminate, and the Revolver Note and all other Indebtedness shall be immediately due and payable, without notice of any kind.  Upon the occurrence of any other Event of Default, and without prejudice to any right or remedy of the Bank under this Agreement or the Loan Documents or under applicable Law of under any other instrument or document delivered in connection herewith, the Bank may (i) immediately impose the Default Rate on the Revolver Note and all other outstanding Indebtedness, (ii) declare the Revolver Commitment terminated, and/or (iii) declare the Revolver Commitment terminated and declare the Revolver Note and the other Indebtedness, or any part thereof, to be forthwith due and payable, whereupon the Revolver Note and the other Indebtedness, or such portion as is designated by the Bank shall forthwith become due and payable, without presentment, demand, notice or protest of any kind, all of which are hereby expressly waived by the Borrowers.  No delay or omission on the part of the Bank in exercising any power or right hereunder or under the Revolver Note, the Loan Documents or under applicable law shall impair such right or power or be construed to be a waiver of any default or any acquiescence therein, nor shall any single or partial exercise by the Bank of any such power or right preclude other or further exercise thereof or the exercise of any other such power or right by the Bank.  In the event that all or part of the Indebtedness becomes or is declared to be forthwith due and payable as herein provided, the Bank shall have the right to set off the amount of all the Indebtedness of the Borrowers owing to the Bank against, and shall have, and is hereby granted by the Borrowers, a lien upon and security interest in, all property of any Borrower in the Bank's possession at or subsequent to such default, regardless of the capacity in which the Bank possesses such property, including but not limited to any balance or share of any deposit, collection or agency account.  After Default all proceeds received by the Bank may be applied to the Indebtedness in such order of application and such proportions as the Bank, in its discretion, shall choose.  At any time after the occurrence and continuation of any Event of Default, the Bank may, at its option, cause an audit of any and/or all of the books, records and documents of the Borrowers to be made by auditors reasonably satisfactory to the Bank at the expense of the Borrowers.  The Bank also shall have, and may exercise, each and every right and remedy granted to it for default under the terms of the other Loan Documents.

ARTICLE VII

MISCELLANEOUS

7.1

Notices.  Unless otherwise provided herein, all notices, requests, consents and demands shall be in writing and shall be either hand-delivered (by reputable courier or otherwise) or mailed by certified mail, postage prepaid, to the respective addresses specified below, or, as to any party, to such other address as may be designated by it in written notice to the other parties:

If to any Borrower:

c/o Stanford Energy, Inc.

6555 S. Lewis Ave.

Tulsa, Oklahoma 74136

Attn:  Stanley M. McCabe, President

If to the Bank:

The F&M Bank & Trust Company

1330 South Harvard

P.O. Box 4500

Tulsa, Oklahoma 74159-0500

Attn: Christopher Cardoni, Senior Vice President

All notices forwarded or submitted hereunder will be effective when hand-delivered (via reputable courier system or otherwise by personal delivery) to the applicable notice address set forth above or when mailed by certified mail, postage prepaid, addressed as aforesaid.

7.2

Place of Payment.  All sums payable hereunder shall be paid in immediately available funds to the Bank, at its principal banking offices in Tulsa, Oklahoma, or at such other place as the Bank shall notify the Borrowers in writing.  If any interest, principal or other payment falls due on a date other than a Business Day, then (unless otherwise provided herein) such due date shall be extended to the next succeeding Business Day, and such extension of time will in such case be included in computing interest, if any, in connection with such payment.

7.3

Survival of Agreements.  All covenants, agreements, representations and warranties made herein shall survive the execution and the delivery of Loan Documents.  All statements contained in any certificate or other instrument delivered by the Borrowers hereunder shall be deemed to constitute representations and warranties by the Borrower.

7.4

Parties in Interest.  All covenants, agreements and obligations contained in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, except that the Borrowers may not assign their rights or obligations hereunder without the prior written consent of the Bank.

7.5

Governing Law and Jurisdiction.  This Agreement, the Revolver Note, and all other Loan Documents shall be deemed to have been made or incurred under the Laws of the State of Oklahoma and shall be construed and enforced in accordance with and governed by the Laws of Oklahoma.

7.6

SUBMISSION TO JURISDICTION.  EACH BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY OF THE LOCAL, STATE, AND FEDERAL COURTS LOCATED WITHIN TULSA COUNTY, OKLAHOMA AND WAIVES ANY OBJECTION WHICH SUCH BORROWER MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED TO IT AT THE ADDRESS SET FORTH IN SUBSECTION 7.1 HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) BUSINESS DAYS AFTER MAILED OR DELIVERED BY MESSENGER.

7.7

Highest Lawful Rate.  It is the intention of the parties hereto that Bank shall conform strictly to usury laws applicable to it.  Accordingly, if the transactions contemplated hereby would be usurious as to the Bank under laws applicable to it (including the laws of the United States of America and the State of Oklahoma or any other jurisdiction whose laws may be mandatorily applicable to the Bank notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Revolver Note, it is agreed as follows:  (i) the aggregate of all consideration which constitutes interest under law applicable to the Bank that is contracted for, taken, reserved, charged or received by the Bank under any of the Loan Documents or agreements or otherwise in connection with the Revolver Note shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by the Bank on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by the Bank to the Borrowers); and (ii) in the event that the maturity of the Revolver Note is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Bank may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by the Bank as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Bank on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by the Bank to the Borrowers).  All sums paid or agreed to be paid to the Bank for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to the Bank, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Revolver Note until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law.  If at any time and from time to time (i) the amount of interest payable to the Bank on any date shall be computed at the Highest Lawful Rate applicable to the Bank pursuant to this Section 7.7 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Bank would be less than the amount of interest payable to the Bank computed at the Highest Lawful Rate applicable to the Bank, then the amount of interest payable to the Bank in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to the Bank until the total amount of interest payable to the Bank shall equal the total amount of interest which would have been payable to the Bank if the total amount of interest had been computed without giving effect to this Section 7.7.

7.8

No Waiver; Cumulative Remedies.  No failure to exercise, and no delay in exercising, on the part of the Bank, any right, power or privilege hereunder or under any other Loan Document or applicable Law shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege of the Bank.  The rights and remedies herein provided are cumulative and not exclusive of any other rights or remedies provided by any other instrument or by law.  No amendment, modification or waiver of any provision of this Agreement or any other Loan Document shall be effective unless the same shall be in writing and signed by the parties.  No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

7.9

Costs.  The Borrowers jointly and severally agree to pay to the Bank on demand all reasonable and documented costs, fees and expenses (including without limitation reasonable attorneys fees and legal expenses) incurred or accrued by the Bank in connection with the negotiation, preparation, execution, delivery, filing, recording and administration of this Agreement and the other Loan Documents, or any amendment, waiver, consent or modification thereto or thereof, or any enforcement thereof.  The Borrowers further agree that all such fees and expenses shall be paid regardless of whether or not the transactions provided for in this Agreement are eventually closed and regardless of whether or not any or all sums evidenced by the Revolver Note are advanced to the Borrowers by the Bank.  Upon the Borrowers' failure to pay all such costs and expenses within ten (10) days of the Bank's submission of invoices therefore, the Bank shall pay such costs and expenses by debit to the general account of the Borrowers without further notice to the Borrowers.

7.10

Participation.  The Borrowers recognize and acknowledge that the Bank may sell participating interests in the Revolver Loan to one or more financial institutions (the "Participants").  Upon receipt of notice of the identity and address of each such Participant, the Borrowers shall thereafter supply such Participant with the same information and reports communicated to the Bank, whether written or oral.  The Borrowers hereby acknowledge that each Participant shall be deemed a holder of the Revolver Note to the extent of its participation, and each Borrower hereby waives its right, if any, to offset amounts owing to the Bank from the Borrowers against any Participant's portion of such Revolver Note.

7.11

WAIVER OF JURY.  EACH BORROWER FULLY, VOLUNTARILY AND EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THE REVOLVER NOTE, THIS AGREEMENT, OR UNDER ANY AMENDMENT, SUPPLEMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED (OR WHICH MAY IN THE FUTURE BE DELIVERED) IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT.  EACH BORROWER AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

7.12

Payments Set Aside.  To the extent that any payment by or on behalf of the Borrowers is made to the Bank or the Bank exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any bankruptcy or other debtor relief law or otherwise, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

7.13

Full Agreement.  This Agreement and the other Loan Documents contain the full agreement of the parties and supersede all negotiations and agreements prior to the date hereof.

7.14

Headings.  The article and section headings of this Agreement are for convenience of reference only and shall not constitute a part of the text hereof nor alter or otherwise affect the meaning hereof.

7.15

Severability.  The unenforceability or invalidity as determined by a Tribunal of competent jurisdiction, of any provision or provisions of this Agreement shall not render unenforceable or invalid any other provision or provisions hereof.

7.16

Exceptions to Covenants.  The Borrowers shall not be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

7.17

Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Revolver Loan Agreement to be duly executed and delivered to the Bank in Tulsa, Oklahoma, effective as of the day and year first above written.

"Borrowers"

STANFORD ENERGY, INC.,

a Texas corporation

By /s/ Stanley M. McCabe

Stanley M. McCabe, President

/s/ Stanley M. McCabe

Stanley M. McCabe, individually

/s/ Stanley M. McCabe

Stanley M. McCabe, sole trustee of the McCabe

Family Trust, as amended

/s/ Lloyd T. Rochford

Lloyd T. Rochford, individually

"Bank"

THE F&M BANK & TRUST COMPANY

By /s/ Christopher Cardoni

Christopher Cardoni, Senior Vice President

LIST OF EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A

-

Liabilities (§§ 4.17, 4.19)

Exhibit B

-

Pending Litigation (§ 5.2)

LIST OF EXHIBITS

EXHIBIT A

(§ 4.17)

OTHER OBLIGATIONS

NONE

(§ 4.19)

CONTINGENT LIABILITIES

NONE

EXHIBIT A

EXHIBIT B

(§ 5.2)

PENDING LITIGATION

NONE

EXHIBIT B